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                                                                    EXHIBIT 16.1


                        [BELEW AVERITT LLP LETTERHEAD]



June 5, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20540

Ladies and Gentlemen:

We have read the third paragraph of the item titled "Experts" in the Form S-1 Registration Statement of Pegasus Systems, Inc., filed with the Securities and Exchange Commission on June 5, 1997, and are in agreement with the statements contained therein.

Yours very truly,

Belew Averitt LLP

By: /s/ Terry L. Orr
   --------------------
   Terry L. Orr